UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 17, 2008

                               NEKTAR THERAPEUTICS
             (Exact name of Registrant as specified in its charter)


           Delaware                    0-24006                   94-3134940
 (State or other jurisdiction        (Commission                (IRS Employer
       of incorporation)             File Number)            Identification No.)

                               201 Industrial Road
                          San Carlos, California 94070
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         (c) On May 17, 2008, Nektar Therapeutics (the "Company") entered into a letter agreement (the "Letter Agreement") with Bharatt M. Chowrira, Ph.D., J.D. Under the terms of the Letter Agreement, Dr. Chowrira was appointed as the Company's Chief Operating Officer and Head of the PEGylation Business Unit. Dr. Chowrira will also be appointed as the Chairman of Nektar Therapeutics India Pvt. Ltd. On May 21, 2008, the Company issued a press release announcing the appointment of Dr. Chowrira, a copy of which is included as Exhibit 99.1 to this filing.

         From January 2007 until May 2008, Dr. Chowrira, age 42, served as Executive Director, Licensing / External Research at Merck & Co., Inc., a global pharmaceutical company. From January 2005 through 2006, Dr. Chowrira served as Chief Patent Counsel and Vice President, Legal Affairs of Sirna Therapeutics, Inc., a clinical-stage biotechnology company pioneering RNAi-based therapies for serious diseases and conditions that was acquired by Merck & Co. in January 2007. In that position, Dr. Chowrira was responsible for all legal and business licensing activities and general corporate matters. From January 2002 until December 2004, Dr. Chowrira was Vice President of Legal Affairs, Licensing and Patent Counsel at Sirna Therapeutics. Dr. Chowrira joined Sirna Therapeutics (then operating as Ribozyme Pharmaceuticals Inc.) in 1993 as a scientist. Dr. Chowrira holds a J.D. from the College of Law at the University of Denver and a Ph.D. in Microbiology and Molecular Genetics from the University of Vermont. Dr. Chowrira is a member of the Colorado Bar Association, admitted to practice in California as a registered in-house counsel, and is a registered patent attorney before the U.S. Patent and Trademark Office. He is also a member of the American Intellectual Property Law Association, Licensing Executive Society and the Association of Corporate Counsel.

         Under the terms of the Letter Agreement, Dr. Chowrira will receive an annual base salary of $475,000 and a one-time sign-on bonus of $50,000 on a "grossed up" basis. Dr. Chowrira will have an annual performance bonus target of at least 60% of his annual base salary ("Performance Bonus Target"), which Performance Bonus Target will be $285,000 in 2008. The actual amount of Dr. Chowrira's annual performance bonus will range from 0% to 200% of the Performance Bonus Target based on the Organization and Compensation Committee's assessment (in consultation with the Chief Executive Officer) of his achievement of a combination of corporate and personal objectives. Dr. Chowrira will be granted a stock option to purchase 500,000 shares of Company common stock ("Stock Option") pursuant to the terms and conditions of the Company's 2000 Equity Incentive Plan (the "2000 Plan"). The exercise price of the Stock Option was set at the closing price of the Company's common stock on the NASDAQ Global Select Market on May 19, 2008, the first day of Dr. Chowrira's full-time employment with the Company ("Start Date"). The shares subject to the Stock Option will vest according to a 4-year vesting schedule with 25% of the shares subject to the Stock Option vesting on the one-year anniversary of the Start Date and the remainder vesting monthly on a pro-rata basis over the remaining 3 years. At the discretion of the Organization and Compensation Committee, Dr. Chowrira will be eligible to receive additional stock awards under the 2000 Plan or any successor plan. Dr. Chowrira is also eligible to participate in the Company's standard executive benefits program including the Company's change of control severance benefit plan, medical, dental and vision insurance, term life insurance, 401(k) plan, flexible health spending plan, and short & long-term disability upon the terms specified in those plans.

         In the event Dr. Chowrira's employment is terminated by the Company without cause or by him for good reason (as such terms are defined in the Letter Agreement), the Company will enter into a severance arrangement with Dr. Chowrira which will, at a minimum, include the following: (i) a waiver and release, (ii) a cash severance payment equal to his total annual cash compensation target (including base salary and the then-effective Performance Bonus Target), (iii) pro-rata vesting credit for his Stock Option if the date of termination occurs prior to the first anniversary of the Start Date, (iv) an exercise period for the vested and unexercised portion of all stock options held by him lasting 18 months following the termination date, and (v) payment by the Company of all applicable COBRA payments for him and his family until the first anniversary of the termination date (or, if earlier, the date on which he becomes eligible for comparable benefits with another employer).

         In the event of Dr. Chowrira's death or disability: (i) 50% of the unvested shares subject to all stock options held by Dr. Chowrira shall immediately vest in the event of his disability and 100% of such unvested shares shall vest immediately in the event of his death, (ii) the Company shall pay Dr. Chowrira or, if applicable, his estate, his target bonus prorated for the portion of the last year in which he was employed by the Company prior to his death or disability, and (iii) Dr. Chowrira and his dependents shall be entitled to continued medical, dental and vision insurance at his or their own expense under the Company's insurance and benefit plans.\

         (e) Reference is made to Item 5.02(c) with respect to the description of the terms and conditions of the Letter Agreement, which descriptions are incorporated by reference into this Item 5.02(e) in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

  Exhibit
    No.     Description
----------  --------------------------------------------------------------------

10.1 Letter Agreement between Nektar Therapeutics and Bharatt M. Chowrira dated May 13, 2008

99.1 Press release titled "Bharatt Chowrira Joins Nektar Therapeutics As Chief Operating Officer And Head Of PEGylation Business Unit."

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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               By: /s/ Gil M. Labrucherie
                                   ---------------------------------
                                   Gil M. Labrucherie
                                   General Counsel and Secretary

                               Date: May 22, 2008